UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2013

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52376	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 29, 2013, the Company held its Annual Meeting of Stockholders.  The total number of shares represented at the meeting by valid proxies and ballots was 40,257,159, which represents 89% of the shares of stock entitled to vote at the meeting and which constituted a quorum.  The final voting results for the matters submitted to a vote of shareholders at the Annual Meeting follow.

1.
Election of Directors.  Each of the nominees for director was elected to serve until the Company’s 2014 Annual Meeting, and until his successor is duly elected and qualified, or until his death, resignation or retirement.  The voting results were as follows, with each nominee having received at least 78% of the votes cast for his election:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Brenton W. Hatch	35,443,908	-0-	-0-	4,813,251
Harold Albert	35,443,908	-0-	-0-	4,813,251
Andrew Limpert	35,443,908	-0-	-0-	4,813,251

2.
Advisory Vote on Named Executive Officer Compensation.  The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
35,442,908	11	2,120	4,813,251

3.
Advisory Vote on the Frequency of the Vote on Named Executive Officer Compensation.  The shareholders approved, on an advisory basis, to vote on the compensation of the Company’s named executive officers every two years by the votes set forth in the table below.

ONE YEAR	TWO YEARS	THREE YEARS	BROKER NON-VOTES
11,900	35,424,808	200	4,820,251

In light of the advisory vote of the Company’s shareholders at the Annual Meeting with regard to the frequency of the shareholder vote on the compensation of its named executive officers as required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, the Company has decided to present to its shareholders a vote on the compensation of its named executive officers every two years.

4.
Ratification of Appointment of Independent Auditors.  The appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013 was ratified by the shareholders by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
40,257,159	-0-	-0-	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: January 30, 2013	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer